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                                                                   Exhibit 10(b)


                        CONSENT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors
State Farm Life and Accident Assurance Company


We hereby consent to the use in Post-Effective Amendment No. 6 of the Registration Statement of State Farm Life and Accident Assurance Company Variable Annuity Separate Account on Form N-4 (No. 333-57579) of our reports dated February 21, 2001, relating to the statutory financial statements of State Farm Life and Accident Assurance Company and the financial statements of State Farm Life and Accident Assurance Company Variable Annuity Separate Account. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Chicago, Illinois
April 25, 2001